                                                                     EXHIBIT 4.8

                               FORM OF GLOBAL IDS

         THIS CERTIFICATE IS A GLOBAL INCOME DEPOSIT SECURITY ("IDS") AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS CERTIFICATE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

         EACH IDS INITIALLY CONSISTS OF ONE SHARE OF COMMON STOCK, $0.01 PAR VALUE, OF VOLUME SERVICES AMERICA HOLDINGS INC. (THE "COMMON STOCK") AND $
PRINCIPAL AMOUNT OF THE    % SUBORDINATED NOTES DUE 2013 OF VOLUME SERVICES
AMERICA HOLDINGS INC. (THE "NOTES"). THE COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                                       IDSs

No. 1                                                            CUSIP NO.:
                                                                 ISIN:


         Volume Services America Holdings, Inc., a Delaware corporation (the "Company") hereby certifies that Cede & Co., or its registered assigns, is the registered owner of the number of Income Deposit Securities ("IDSs") listed on Schedule A hereto.

         Each IDS consists of one share of Common Stock, par value, $0.01 per share of the Company (the "Common Stock")(subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock) and $
principal amount of    % subordinated notes due 2013 of the Company (the
"Notes"). The global Note and global common stock certificate constituting part of this IDSs Certificate are each attached hereto. The terms of the Notes are
governed by an Indenture (the "Indenture") dated as of    , 2003, among the
Company, the Guarantors named therein and The Bank of New York as trustee (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this IDSs Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDSs Certificate upon written request and without charge a copy of the Indenture.

         This IDSs Certificate is not valid unless countersigned and registered by the IDS Transfer Agent.

AUTOMATIC SEPARATION:

         Each IDS will automatically separate into one share of Common Stock (subject to adjustment in case of a stock split, stock dividend or
reclassification of the Common Stock) and $    principal amount of Notes upon
the (i) the maturity of the Notes, or (ii) any redemption of the Notes.

         In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to Section 4.14 of the Indenture ("New Notes") (i) the IDSs represented by this Certificate will be automatically separated into the Common Stock and the Notes represented hereby, (ii) this Certificate shall be canceled, and (iii) a new IDS Certificate(s) will be issued to the holder of this Certificate representing the same number of IDSs ("New IDSs"). Each New IDS will consist of one share of Common Stock and $ principal amount of a combination of the Notes and New Notes in proportion to the aggregate principal balances thereof.

VOLUNTARY SEPARATION:

         The registered holder of this Certificate is entitled, at any time and
from time to time, on or after the earlier of (i)    , 2004, and (ii) the
occurrence of a Change of Control

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(as defined in the Indenture), to separate the IDSs represented by this
Certificate or any portion thereof for one share of Common Stock (subject to adjustment in case of stock split, stock dividend or reclassification of the
Common Stock) and $     principal amount of Notes for each IDS.

RECOMBINATION:

         Any holder of Common Stock and Notes is entitled, at any time, to combine such holder's Common Stock and Notes to form IDSs.

REIMBURSEMENT OF SEPARATION FEES:

         The holder of this Certificate is entitled to reimbursement by the Company of fees that constitute DTC charges incurred by such holder in connection with the voluntary separation or recombination of the IDSs represented by this Certificate. In order to receive reimbursement of these DTC-related fees, a holder must provide written notice to the Company within thirty days following the date of separation or recombination, accompanied by written evidence of such fees as reflected on such holder's brokerage statement. Within ten business days following the receipt of such written request and evidence, the Company will send a check for the amount of such fees to such holder.

                            [Signature page follows]

Dated:           , 2003

                                VOLUME SERVICES AMERICA HOLDINGS, INC.


                                By:
                                     ----------------------------------------
                                     Name:
                                     Title:



Countersigned and registered:


THE BANK OF NEW YORK
  as IDS Transfer Agent

By:
     ----------------------------------------
     Name:
     Title:

                                                                      Schedule A

                                 NUMBER OF IDSS

         The number of IDSs represented by this global IDS Certificate is ______. The following increases or decreases have been made:

   Date      Number of IDSs prior to  Increase amount   Decrease amount   Number of IDSs After to  Signature
                increase/decrease                                            increase/decrease
-------------------------------------------------------------------------------------------------------------


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